LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

EXHIBIT 10.14

SECOND AMENDMENT

TO THE

LOWCOUNTRY NATIONAL BANK

EXECUTIVE DEFERRED COMPENSATION AGREEMENT

FOR

[EXECUTIVE]

THIS SECOND AMENDMENT is adopted this ____ day of ________________, 2006, effective as of January 1, 2005, by and between LOWCOUNTRY NATIONAL BANK a nationally-chartered commercial bank located in Beaufort, South Carolina (the “Company”) and      (the “Executive”).

The Company and the Executive executed the Executive Deferred Compensation Agreement on  ___________ (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code.  Therefore, the following changes shall be made:

Section 1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

1.1

“Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company’s outstanding voting common stock.

The following Section 1.11a shall be added to the Agreement immediately following Section 1.11:

1.11a

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company (including any affiliate of the Company that together with the Company is considered a single employer under Section 414(b) of the Code) if any stock of the Company is publicly traded on an established securities market or otherwise.

Section 1.12 of the Agreement shall be deleted in its entirety and replaced by the following:

1.12

“Termination of Employment” means the termination of the Executive’s employment with the Company for reasons other than death.  Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination.  A change in the Executive’s employment status will not be considered a Termination of Employment if:

(a)

the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)

the Executive continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

For purposes of this Section 1.12, the term “Company” shall include any affiliate of the Company that together with the Company is considered a single employer under Section 414(b) of the Code.

The following Section 1.15 shall be added to the Agreement immediately following Section 1.14:

1.15

“Unforeseeable Emergency” means a severe financial hardship to the Executive resulting from an illness or accident of the Executive, the Executive’s spouse, or the Executive’s dependent (as defined in Section 152(a) of the Code), loss of the Executive’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive.

Section 2.2.2 of the Agreement shall be deleted in its entirety.

Section 4.3 of the Agreement shall be deleted in its entirety and replaced by the following:

4.3

Disability Benefit.  If the Executive experiences a Termination of Service due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

Section 4.4 of the Agreement shall be deleted in its entirety and replaced by the following:

4.4

Change of Control.  Upon a Change of Control, the Company shall distribute to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Article.

Section 4.4.1 of the Agreement shall be deleted in its entirety and replaced by the following:

4.4.1

Amount of Benefit.  The benefit under this Section 4.4 shall be the Deferral Account balance at the date of such Change of Control plus interest at an annual rate equal to the Prime Rate plus two percent (2%), compounded monthly, from such Change of Control to the Executive’s Normal Retirement Age.

Section 4.4.2 of the Agreement shall be deleted in its entirety and replaced by the following:

4.4.2

Payment of Benefit.  The Company shall pay the benefit to the Executive in 120 equal monthly installments commencing with the month following Normal Retirement Age.  The Company shall credit interest at an annual rate equal to the Prime Rate plus two percent (2%), compounded monthly on the remaining Deferral Account balance during any applicable installment period.

Section 4.5 of the Agreement shall be deleted in its entirety and replaced by the following:

4.5

Hardship Distribution.  If an Unforeseeable Emergency occurs, the Executive may petition the Board to receive a distribution from the Agreement.  The Board in its sole discretion may grant such petition.  If granted, the Executive shall receive, within sixty (60) days, a distribution from the Agreement (i) only to the extent deemed necessary by the Board to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution; and (ii) after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Executive’s assets (to the extent the liquidation would not itself cause severe financial hardship).  In any event, the maximum amount which may be paid out pursuant to this Section 4.5 is the Deferral Account balance as of the day that the Executive petitioned the Board to receive a Hardship Distribution under this Section.

The following Sections 4.6, 4.7 and 4.8 shall be added to the Agreement immediately following Section 4.5:

LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

4.6

Restriction on Timing of Distributions.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Employment may not commence earlier than six (6) months after the date of such Termination of Employment.  Therefore, in the event this Section 4.6 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment.  All subsequent distributions shall be paid in the manner specified.

4.7

Distributions Upon Income Inclusion Under Section 409A of the Code.  Upon the inclusion of any amount into the Executive’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Deferral Account balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

4.8

Change in Form or Timing of Distributions.  All changes in the form or timing of distributions hereunder must comply with the following requirements.  The changes:

(a)

may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)

must, for benefits distributable under Sections 4.1, 4.2, 4.3, 4.4 and 7.1, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made;  and

(c)

must take effect not less than twelve (12) months after the election is made.

Section 5.1.2 of the Agreement shall be deleted in its entirety and replaced by the following:

5.1.2

Payment of Benefit.  The Company shall pay the benefit to the beneficiary in a lump sum within 60 days following the Executive’s death.

Article 8 of the Agreement shall be deleted in its entirety and replaced by the following:

Article 8

Claims And Review Procedures

8.1

Claims Procedure:

8.1.1

Notice of Denial.  If the Executive or a beneficiary is denied a claim for benefits under the Agreement, the Company shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Executive’s Disability) after the Company receives the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Executive’s Disability) from the end of such initial period.  With respect to a claim for benefits due to the Executive’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim.  In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period.  Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Company expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

8.1.2

Contents of Notice of Denial.  If the Executive or beneficiary is denied a claim for benefits under the Agreement, the Company shall provide to such claimant written notice of the denial which shall set forth:

(a)

the specific reasons for the denial;

(b)

specific references to the pertinent provisions of the Agreement on which the denial is based;

(c)

a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)

an explanation of the Agreement’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

(e)

in the case of a claim for benefits due to the Executive’s  Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)

in the case of a claim for benefits due to the Executive’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Agreement to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

8.1.3

Right to Review.  After receiving written notice of the denial of a claim, a claimant or his representative shall be entitled to:

(a)

request a full and fair review of the denial of the claim by written application to the Company (or Appeals Fiduciary in the case of a claim for benefits payable due to the Executive’s Disability);

(b)

request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)

submit written comments, documents, records, and other information relating to the denied claim to the Company or Appeals Fiduciary, as applicable; and

(d)

a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

For purposes of this Article 8, the term “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to the Executive’s Disability.

8.1.4

Application for Review.

(a)

If a claimant wishes a review of the decision denying his claim to benefits under the Agreement, other than a claim described in clause (b) of this Section 8.1.4, he must submit the written application to the Company within sixty (60) days after receiving written notice of the denial.

(b)

If the claimant wishes a review of the decision denying his claim to benefits under the Agreement due to the Executive’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial.  With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to

LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall:

(i)

consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii)

identify the medical and vocational experts whose advice was obtained on behalf of the Agreement in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this clause (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

8.1.5

Hearing.  Upon receiving such written application for review, the Company or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Company or Appeals Fiduciary received such written application for review.

8.1.6

Notice of Hearing.  At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

8.1.7

Counsel.  All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

8.1.8

Decision on Review.  No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Executive’s Disability) following the receipt of the written application for review, the Company or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Company or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Executive’s Disability) after the date of receipt of the written application for review.  If the Company or Appeals Fiduciary determines that the extension of time is required, the Company or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Executive’s Disability) period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Company or Appeals Fiduciary expects to render its decision on review.  In the case of a decision adverse to the claimant, the Company or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)

the specific reasons for the decision;

(b)

specific references to the pertinent provisions of the Agreement on which the decision is based;

(c)

a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)

an explanation of the Agreement’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)

in the case of a claim for benefits due to the Executive’s Disability, if  an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in

LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)

in the case of a claim for benefits due to the Executive’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Agreement to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)

in the case of a claim for benefits due to the Executive’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

Article 9 of the Agreement shall be deleted in its entirety and replaced by the following:

Article 9

Amendments and Termination

9.1

Amendments.  This Agreement may be amended only by a written agreement signed by the Company and the Executive.  However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

9.2

Plan Termination Generally.  The Company and Executive may terminate this Agreement at any time by written agreement.  Except as provided in Section 9.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement.  Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5 or Section 7.1.

9.3

Plan Terminations Under Section 409A.  Notwithstanding anything to the contrary in Section 9.2, if the Company terminates this Agreement in the following circumstances:

(a)

Within thirty (30) days before, or twelve (12) months after a Change of Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)

Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new account balance plans for a minimum of five (5) years following the date of such termination;

the Company may distribute the Deferral Account balance, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

The following Section 10.11 shall be added to the Agreement immediately following Section 10.10:

10.11

Compliance with Section 409A.  This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

LOWCOUNTRY NATIONAL BANK

Executive Deferred Compensation Agreement

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Second Amendment.

Executive:

Lowcountry National Bank

By

Title